                                                                 EXHBIIT 10.3(b)
                                 LOAN AGREEMENT


  THIS LOAN AGREEMENT (the "Agreement") is made as of the date hereof by and between Surrey, Inc., Texas corporation whose address is 13110 Trails End Road, Leander, Texas 78641 ("Borrower") and Liberty National Bank, a national banking association, whose address is 900 Congress Avenue, Austin, Texas 78701 ("Lender"). At the request of Borrower, Lender will make available to Borrower a revolving line of credit loan (the "Loan"), provided that the aggregate outstanding principal amount of all Advances (hereinafter defined) under the Loan shall never exceed the lesser of $250,000.00 or the Borrowing Base as defined below. Advances under the Loan will be available from time to time during the Commitment Period (hereinafter defined). The Loan will be evidenced by a promissory note executed by Borrower, dated the date hereof and payable to the order of Lender in the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), (such promissory note, and all renewals, extensions, and other modifications thereof, is herein referred to as the "Note"). To induce Lender to make the Loan upon and subject to the terms set forth herein, Borrower hereby agrees with Lender as follows:

DEFINITIONS. When used herein, the following terms shall have the following meanings:

  "Advance" - an advance by Lender to Borrower pursuant to the Note.

  "Borrowing Base" - at any particular time, an amount equal to seventy percent (70%) of Eligible Accounts. Lender shall have the right at any time and from time to time in its sole discretion to revise the percentages upon the Borrowing Base is calculated.

  "Commitment Period" - the period commencing on the date hereof and ending on November 17, 1995, unless sooner terminated by Lender upon an Event of Default.

  "Eligible Accounts" - at any time an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for goods sold or leased or services rendered, in which Lender has a perfected, first priority lien or security interest, after deducting (a) the amount on all such accounts unpaid for sixty (60) days or more after the date of original invoice, (b) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts, (c) amount on goods of sale which have been returned, rejected, repossessed, lost or damaged; (d) all contra-accounts, setoffs, disputes, defenses or counterclaims asserted by or available to the Persons obligated on such accounts, (e) all such accounts owing by officers or employees of Borrower or have an equity interest, (f) all such accounts


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  owed by account debts which are insolvent, in any bankruptcy proceeding, in financial difficulty or otherwise which Lender, in its sole discretion, deems not acceptable, and (g) all such accounts for which the majority of the outstanding aggregate balance owed by any account debtor, is unpaid for sixty
  (60) days or more after the date of the original invoices, and (h) the amount owed by any account debtor on such accounts which exceeds twenty-five percent (25%) of the total of all Eligible Accounts of Borrower, and (i) all accounts owed by a Person or Persons that is not a citizen of or organized under the laws of the United States of America or any political subdivision thereof. Standards of eligibility may be set and may be revised from time to time solely by Lender in its exclusive judgment.

FINANCIAL REPORTS.  Borrower will furnish or cause to be furnished to Lender:

  A. Quarterly Reports.  As soon as available, and in any event within thirty
     (30) days after the close of each quarterly period of each fiscal year of Borrower a financial report balance sheet as of the end of such period, a profit and loss statement, a schedule of accounts payable, an accounts receivable aging schedule, and the consolidated and consolidating balance sheets of Borrower and its subsidiaries for such quarter (showing income, expenses, and surplus for such quarter and for the period from the beginning of the fiscal year to the end of such quarter), all prepared in such form and detail as Lender may request and in conformity with GAAP and certified to be true and correct by Borrower's chief financial officer;

  B. Borrowing Base Report. With each request for an Advance and, if no Advance is requested in the first fifteen (15) days of a particular month, then within those fifteen (15) days, a borrowing base authorization, in the form of Exhibit "A" attached hereto, showing a calculation of the Borrowing Base at the end of the prior month.

  C. Accounts Receivable. As soon as available, and in any event within fifteen (15) days after the end of each month, an aging of all of Borrower's accounts receivable as of the end of such month.

MANDATORY PREPAYMENTS. Borrower hereby agrees to pay Lender on demand, at any time that the outstanding principal amount of the Loan exceeds the Borrowing Base, a prepayment on the Loan in such amount as is necessary to reduce the outstanding principal of the Loan to an amount equal to or less than the Borrowing Base. Such prepayment shall be without premium or penalty, and shall be made together with the payment of accrued interest on the amount paid.





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ENTIRE AGREEMENT; AMENDMENT.  THIS AGREEMENT, THE NOTE AND THE OTHER LOAN
DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

Executed as of the date first written above.

BORROWER:  SURREY, INC.


By: /s/James K. Olson
   --------------------------------------------

Name:  James K. Olson

Title:  CEO
      -----------------------------------------

LENDER:  LIBERTY NATIONAL BANK

By: /s/Deborah C. Bishop
   --------------------------------------------

Name:  Deborah C. Bishop

Title:  SBA Lending Officer





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                                 DEED OF TRUST


STATE OF TEXAS   )
                 ) ss.
COUNTY OF TRAVIS )


KNOW ALL MEN BY THESE PRESENTS:

  That SURREY, INC., a Texas corporation (hereinafter called the "Grantors," whether one or more), acting by and through its duly authorized officer(s) for the purpose of securing the indebtedness hereinafter described, and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) to us in hand paid by the Trustee hereinafter named, the receipt and sufficiency of which is acknowledged, and for the further consideration of the uses, purposes and trusts hereinafter set forth, have GRANTED, SOLD and CONVEYED, and by these presents do GRANT, SELL and CONVEY unto E. Powell Thompson, Trustee (the "Trustee"), of Travis County, Texas, and his or her substitutes or successors, all of the following described property situated in Travis County, Texas, to-wit:

  Lots Two (2), Three (3) and Four (4), NORTH RIM SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 83, Pages 161A-164A of the Plat Records of Travis County, Texas.

  TO HAVE AND TO HOLD the above-described property, together with any and all improvements now or hereafter located thereon; all equipment and appliances now or hereafter attached thereto or used in connection therewith; all heating, plumbing, refrigeration, lighting fixtures, and articles of personal property now or hereafter attached to or used in and about the improvements thereon; and the rights, privileges and appurtenances belonging thereto, including all of the Grantors' right, title and interest in and to any development or use rights, applications, permits, approvals, licenses, authorizations, refunds, credits and offsets granted by or obtainable from governmental authorities and related to or for the benefit of the above-described property, unto the Trustee and his or her substitutes or successors forever (said real property, improvements, privileges, appurtenances and other property described herein being hereinafter collectively referred to as the "Mortgaged Property"). The Grantors do hereby bind themselves and their heirs, executors, administrators and assigns to warrant and forever defend the Mortgaged Property unto the Trustee and his or her substitutes or successors and assigns forever, against the claim, or claims, of all persons claiming or to claim the same or any part thereof.

  This conveyance, however, is made in TRUST to secure payment of one (1) promissory note (the "Note") of even date herewith in the principal sum of ONE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($1,400,000.00), executed by the Grantors, payable to the


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order of LIBERTY NATIONAL BANK (hereinafter called the "Beneficiary") as specified therein, bearing interest as therein stipulated, and providing for acceleration of maturity and for attorneys' fees, as well as to secure any and all renewals, extensions and rearrangements of the Note and payment of all interest accrued on the Note and all amounts due under the Deed of Trust or any security agreements, assignments or other instruments relating to the Note or to any other indebtedness secured hereby (all such amounts secured by this Deed of Trust are hereinafter collectively referred to as the "Indebtedness").

  This Deed of Trust also secures the Beneficiary in the payment of any and all indebtedness other than the indebtedness evidenced by the Note now owing or hereafter to become owing by the Grantors (or any one or more of them, if more than one) to the Beneficiary (the "Other Indebtedness"), which amounts, together with all interest thereon, shall be a part of the Indebtedness. Any default ln the payment of the Other Indebtedness, or any portion thereof, or under any of the instruments securing the Other Indebtedness, or any portion thereof, at the option of the Beneficiary, shall constitute a default under this Deed of Trust; and any default in the payment of any of the Indebtedness or under this Deed of Trust, at the option of the Beneficiary, shall mature all of the Other Indebtedness.

  Should the Grantors perform and comply with all of the covenants and agreements herein contained and make prompt payment of the Indebtedness as the same shall become due and payable, then this conveyance shall become of no further force and effect, and shall be released, at the expense of the Grantors, by the Beneficiary.

   As authorized by Section 12.009 of the Texas Property Code, a Master Form Deed of Trust (the "Master Form") is recorded by Clark, Thomas, Winters & Newton in Volume 10944, Pages 807-822, of the Real Property Records of Travis County, Texas; in Volume 4574, Pages 1709-1724, of the Official Public Records of Bexar County, Texas; and in Volume 1782, Pages 006-021, of the official Records of Williamson County, Texas. All Sections numbered 1 - 28 of the Master Form are incorporated by reference and made a part hereof as though set out verbatim. THE GRANTORS' SIGNATURES ON THIS DEED OF TRUST ARE CONCLUSIVE EVIDENCE THAT THE GRANTORS HAVE RECEIVED A COPY OF THE MASTER FORM.

  The Grantors expressly represent that this Deed of Trust and the Note are given for the following purpose, to-wit:

  The Note (i) is given in renewal, extension and rearrangement, but not in extinguishment, of the unpaid balance of the following:





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


  a. as to Lot 3 only, a promissory note in the original principal sum of $385,000.00, dated March 20, 1987, executed by Doug Connolly, Susan Connolly and Gilford P. Johnson and payable to the order of Windsor Savings Association, more fully described in and secured by a deed of trust of even date therewith to John M. Wallace, Trustee, duly recorded in Volume 10171, Page 733, of the Real Property Records of Travis County, Texas, which promissory note and deed of trust were transferred to North Rim Development by instrument duly recorded ln the Real Property Records of Travis County, Texas, and which promissory note and deed of trust were subsequently transferred to the Beneficiary by instrument duly recorded ln the Real Property Records of Travis County, Texas;

  b. as to Lot 3 only, a promissory note in the original principal sum of $450,000.00, dated February 25, 1988, executed by the Grantors and payable to the order of The Money Store Investment Corporation, more fully described in and secured by a deed of trust of even date therewith to Kristi L. Berry, Trustee, duly recorded in Volume 10596, Page 89 and re-recorded in Volume 10621, Page 79 of the Real Property Records of Travis County, Texas, which promissory note and deed of trust were transferred to Marine Midland Bank, N.A. by instrument duly recorded in Volume 11865, Page 43 of the Real Property Records of Travis County, Texas, and which promissory note and deed of trust were subsequently transferred to the Beneficiary by instrument duly recorded in the Real Property Records of Travis County, Texas;

  c. as to Lot 3 only, a promissory note in the original principal sum of $375,000.00, dated August 21, 1991, executed by the Grantors and payable to the order of the Beneficiary, more fully described in and secured by a deed of trust of even date therewith to Edward Z. Safady, Trustee, duly recorded in Volume 11508, Page 79 of the Real Property Records of Travis County, Texas; and

  d. as to Lots 3 and 4, a promissory note in the original principal sum of $150,000.00, dated June 26, 1992, executed by the Grantors and payable to the order of the Beneficiary, more fully described in and secured by a deed of trust of even date therewith to E. Powell Thompson, Trustee, duly recorded in Volume 11717, Page 1649 of the Real Property Records of Travis County, Texas;

upon said portions of the Mortgaged Property, which liens are hereby expressly acknowledged by the Grantors to be valid and subsisting liens against the Mortgaged Property, and which liens





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are renewed, extended and continued in full force and effect to secure the payment of the Note; (ii) represents additional cash advanced to the Grantors to refinance other indebtedness owed to the Beneficiary and other creditors and for general working capital purposes at the Grantors' special instance and request; and (iii) represents funds advanced and to be advanced to the Grantors at the Grantors' special instance and request for the purpose of providing financing for the construction of certain improvements on the Mortgaged Property, and this conveyance is made in trust to secure the payment of the Note, including any and all advances now or hereafter made under the Note.

  SURREY, INC., a Texas corporation expressly represents and warrants to the Beneficiary that it is a corporation duly organized and existing in good standing under the laws oL. the State of Texas; that it possesses full power and authority to own its property and to conduct its business as now conducted and as presently proposed to be conducted; that the execution and delivery of the Note and this Deed of Trust and the performance of its obligations thereunder and hereunder will not contravene any provisions of its articles of incorporation or by-laws; and that the officers executing the Note and this Deed of Trust are the legally elected, qualified, and acting officers of the corporation and are expressly authorized to execute the Note and this Deed of Trust by resolution of the board of directors of the corporation.

  The Grantors agree and consent to the jurisdiction of the District Court of Travis County, Texas, and of the United States District Court for the Western District of Texas (Austin Division) and acknowledge that such courts shall constitute proper and convenient forums for the resolution of any actions between the Grantors and the Beneficiary with respect to the subject matter of this Deed of Trust, and agree that such courts shall be the sole and exclusive forums for the resolution of any actions between the Grantors and the Beneficiary with respect to the subject matter of this Deed of Trust unless another forum is available to either the Grantors or the Beneficiary by applicable state or federal law and such party's choice of such forum cannot be waived.

  All notices, demands and requests made under any provision of this Deed of Trust or the Master Form shall be in writing and shall be deemed to have been properly delivered as of the time of delivery if personally delivered, or as of the time deposited in the mail system if sent by United States certified mail, return receipt requested and postage prepaid. All notices, demands and requests shall be addressed to the Beneficiary at P.O. Box 2019, Austin, Texas 78768 and to the Grantors at 13110 Trails End Road, Leander, Texas 78641, or to such other addresses that either the Beneficiary or the Grantors may designate to the other by written notice sent in the manner required hereby.





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


     EXECUTED this the 17th day of November, 1994.


                              SURREY, INC., a Texas corporation


                              By:  /s/John B. van der Hagen
                                 -----------------------------------------

                              Name:  John B. van der Hagen

                              Title:  President



Mailing Address of Trustee:

E. Powell Thompson, Trustee
c/o LIBERTY NATIONAL BANK
P.O. Box 2019
Austin, Texas 78768


THE STATE OF TEXAS    )
                      ) ss.
THE COUNTY OF TRAVIS  )


  This instrument was acknowledged before me on this 17th day of November, 1994 by John B. van der Hagen, the President of SURREY, INC., a Texas corporation, on behalf of said corporation.


                                          /s/Kimberly Whitley
                                          --------------------------------------
                                          Notary Public, State of Texas

                                          KIMBERLY WHITLEY
                                          My Commission Expires
                                          December 31, 1994


AFTER RECORDING, PLEASE RETURN TO:

LIBERTY NATIONAL BANK
ATTN:  Loan Operations
P.O. Box 2019
Austin, Texas 78768









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